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                                                                   EXHIBIT 10.57

                             CONSULTING AGREEMENT

        THIS CONSULTING AGREEMENT is made as of October 7, 1998 by and between Coyote Sports, Inc., a Nevada corporation (the "Company"), and Paragon Coyote Texas Ltd., a Texas limited partnership (the "Consultant").

                             W I T N E S S E T H:

        WHEREAS, the Company designs, engineers, manufactures, markets and distributes brand name sports equipment and recreational products worldwide (the "Business");

        WHEREAS, during the spring of 1998 the Company identified the need to engage the services of a consultant with relevant expertise (financial and otherwise) to assist the Company in the operation of the Business to the end of maximizing long-term shareholder value;

        WHEREAS, since the spring of 1998 the Consultant has provided such consulting services to the Company (the "Past Services");

        WHEREAS, the Company desires that the Consultant continue to provide such consulting services on the terms and conditions hereinafter set forth;

        WHEREAS, the Consultant is willing to continue to provide such consulting services on such terms and conditions; and

        WHEREAS, the parties desire to memorialize their understanding regarding, among other things, the Company's payment of consideration for the Past Services.

        NOW, THEREFORE, in consideration of the premises and of other good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, the Company and the Consultant hereby agree as follows:

        1. Engagement. The Company hereby engages the Consultant to provide consulting services with respect to such aspects of the Business as the Company reasonably may request from time to time on an "as-needed" basis pursuant to the terms and conditions of this Agreement (the "Services") and the Consultant hereby accepts such engagement.

        2. Term of Agreement. Subject to earlier termination as herein provided, the term of this Agreement shall be for a period commencing on the date hereof and ending on the tenth anniversary of the date hereof (the "Term").

Consulting Agreement between Coyote Sports, Inc. and Paragon Texas Coyote Ltd.
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        3.   Performance of Services.  During the Term, the Consultant shall devote such time and effort that it reasonably may deem necessary or appropriate to perform the Services; provided, however, that nothing in this Agreement is intended, or shall be construed, to require that the Consultant devote any particular level of staffing or time-commitment to perform the Services.

        4. Compensation. In consideration of the Past Services and of the Consultant's willingness to enter into this Agreement and to perform the Services, the Company shall pay the Consultant upon the execution and delivery hereof a one-time fee in the form of 378,261 shares of the Company's common stock, par value $0.001 per share (the "Company Shares").

        5. Company Representations and Warranties. The Company hereby represents and warrants to the Consultant (with each such representation and warranty's being conclusively and independently deemed material and relied upon by the Consultant irrespective of whether such materiality and/or reliance actually exists) as follows:

        (a) the Company was duly incorporated and is validly existing and in good standing under laws of the State of Nevada;

        (b) the Company has all necessary corporate power and authority to execute, deliver and perform its obligations under this Agreement;

        (c) the Company has duly and effectively taken all corporate action on the Company's part necessary for the due execution, delivery and performance of this Agreement;

        (d) this Agreement constitutes the Company's valid and binding obligation, enforceable against the Company in accordance with its terms (except to the extent that enforcement may be subject to any applicable bankruptcy, insolvency or similar laws of general application affecting the enforcement of creditors' rights);

        (e) none of the Company's execution, delivery and performance of this Agreement violates any provision of the Company articles of incorporation or bylaws, or any contract, agreement, instrument or governmental requirement to which the Company is a party or by which the Company or its assets may be bound or affected;

        (f) none of the Company's execution, delivery and performance of this Agreement requires the consent or approval of any other person, entity or governmental authority;

        (g) all of the Company Shares (i) have been duly authorized and validly issued, (ii) are fully-paid and nonassessable, (iii) have been issued in compliance with all applicable laws and with all rules and regulations of the National Association of

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            Securities Dealers, Inc. and (iv) are free and clear of any and all liens, security interests, claims, pledges, restrictions, limitations, charges, encumbrances, preemptive rights (whether contractual or statutory), rights of first refusal, adverse interests, constructive trusts or other trusts, attachments, exceptions to or defects in title or other ownership interests of any kind (other than any of the above that the Consultant may have created); and

        (h) the Company is entitled to register its securities under the Securities Act of 1933, as amended (the "Securities Act"), on Form S-3.

        6. Company Covenants. The Company hereby covenants to the Consultant (with each such covenant's being conclusively and independently deemed material and relied upon by the Consultant irrespective of whether such materiality and/or reliance actually exists) as follows:

        (a) the Company's representations and warranties set forth in Section 5 hereof shall at all times from and after the date hereof remain true and correct;

        (b) the Company shall effect the registration of the Company Shares under the Securities Act on Form S-3, on terms and conditions satisfactory to the Consultant (acting in its reasonable discretion), within ninety (90) days after the date hereof so that the Consultant shall be able to sell the Company Shares without further restriction from and after the date of the effectiveness of such registration statement; and

        (c) the Company shall ensure that the Company Shares are listed on the NASDAQ Small Cap market system at the earliest possible time.

        7.  Early Termination.

        (a) This Agreement (i) may be terminated by the Company prior to the tenth anniversary of the date hereof either for Cause or without Cause upon no more than sixty (60) and no less than thirty (30) days' prior written notice to the Consultant, and (ii) shall terminate automatically and without the necessity of further action in the event that either James Probst or Mel Stonebraker shall cease to be an executive officer of the Company with duties, responsibilities and authority substantially similar to those in effect on the date hereof.

        (b) As used herein, (i) the term "Early Termination" shall mean any termination of this Agreement pursuant to the provisions of subsection (a) above, and (ii) the term "Cause" shall mean only the material and continuing failure of the Consultant to fulfill its obligations hereunder for at least thirty (30) days following the Consultant's receipt of notice from the Company specifying such default in

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             reasonable detail.

        (c) In the event that either (i) the Company effects Early Termination of this Agreement without Cause or (ii) this Agreement terminates automatically pursuant to the provisions of subsection (a)(ii) above, the Consultant shall have no further liability hereunder.

        (d) In the event that the Company effects Early Termination with Cause, the Company shall have such rights and remedies as may be accorded by law subject, however, in all cases to the provisions of Section 8 hereof.

        8. Confirmation of Ownership of Company Shares. The parties expressly understand and agree that in no event (including but not limited to any Early Termination of, or any dispute in connection with, this Agreement) shall the Company be entitled to cancel, or to effect the return of, the Company Shares or to take any action that would have the effect of (a) rendering any of the Company's representations or warranties made in Section 5 hereof untrue in any,
(b) constituting a breach of any of the Company's covenants set forth in Section 6 hereof or (c) otherwise impairing in any way the Consultant's ownership interest in the Company Shares or the Consultant's ability to exercise in full any and all rights appurtenant to its ownership interest in the Company Shares.

        9. Consultant Exculpation and Company Indemnity. Notwithstanding anything in this Agreement to the contrary, in no event shall the Consultant or any or its partners or any of their respective directors, officers, employees, partners, affiliates (as such term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended), members, controlling persons, representatives or agents (collectively the "Exculpated Parties") be liable or responsible in any manner for, or with respect to or in connection with, any liabilities, obligations, claims, causes of action, debts, damages (including, without limitation, consequential damages), losses, penalties, fines, disputes, agreements, understandings, costs or expenses (including, without limitation, attorneys' fees, court costs and costs of investigation) of any kind whatsoever, whether absolute or contingent, known or unknown, at any time, directly or indirectly arising from, based upon, relating to or in connection with this Agreement, the Services or the performance (or lack or alleged lack of performance) of the Services (each a "Claim"), even if such Claim is due, in whole or in part, to the negligence of any Exculpated Party. THE COMPANY SHALL INDEMNIFY, HOLD HARMLESS AND DEFEND, TO THE FULLEST EXTENT ALLOWED BY LAW, EACH EXCULPATED PARTY FROM AND AGAINST ANY AND ALL CLAIMS, EVEN IF ANY SUCH CLAIM IS DUE, IN WHOLE OR IN PART, TO THE NEGLIGENCE OF AN EXCULPATED PARTY. THE INDEMNIFICATION OBLIGATION SET FORTH IN THE IMMEDIATELY-PRECEDING SENTENCE SHALL NOT APPLY TO THE EXTENT THAT A CLAIM IS DUE TO THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF AN EXCULPATED PARTY.

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        10. Assignment. Neither party may assign its rights or obligations under this Agreement without the written consent of the other party, which consent shall not unreasonably be withheld or delayed.

        11. Relationship between the Parties. The Company and the Consultant hereby expressly acknowledge and agree that this Agreement constitutes only a consulting agreement and that, with respect to the relationship between the parties created by this Agreement, (a) the parties are not, and shall not be deemed, joint venturers or partners, (b) the Consultant is not, and shall not be deemed, an agent of the Company and (c) the Consultant constitutes an independent contractor.

        12. Notices. Any notice required or permitted to be given under or in connection with this Agreement shall be in writing and shall be delivered (a) by certified mail, return receipt requested, (b) by reputable overnight delivery service, (c) by facsimile transmission, confirmed telephonically or (d) personally to an executive officer of the receiving party. All such communications shall be mailed, sent or delivered as follows:

        If to the Company:

                Coyote Sports, Inc.
                2291 Arapahoe Avenue
                Boulder, CO 80302
                Attention: Chief Executive Officer
                Telephone:  303/416-0942
                Facsimile:  303/417-1700

        If to the Consultant:

                Paragon Coyote Texas Ltd.
                307 West Seventh Street, Suite 1210
                Fort Worth, TX 76102
                Attention: Mr. Mark Pappas
                Telephone:  817/810-0014
                Facsimile:  817/810-0089

Any communication delivered in accordance with this Section shall be deemed received (a), if delivered by certified mail, return receipt requested, on the date of delivery indicated on the return receipt, (b), if delivered by overnight delivery service, on the following business day, (c), if delivered by facsimile transmission, on the date that the transmission is confirmed telephonically or
(d), if personally to an executive officer of the receiving party, on the date of such delivery.


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        13. Amendments and Waivers. This Agreement may not be modified, amended or terminated orally and no waiver of compliance with any provision or condition hereof and no consent provided for herein shall be effective unless evidenced by an instrument in writing duly executed by the party hereto sought to be charged with such waiver or consent. No waiver of any term or provision hereof shall be construed as a further or continuing waiver of such term or provision or any other term or provision.

        14. Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law as long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.

        15. Survival. All of the Company's representations, warranties and covenants set forth in this Agreement shall survive the termination of this Agreement and shall never terminate.

        16. Governing Law. This Agreement is a contract made under, and shall be construed in accordance with and governed by, the laws of the State of Nevada (other than any such laws that would result in the application of the laws of any jurisdiction other than the State of Nevada).

        17. Entire Agreement. This Agreement embodies the entire agreement and understanding between the Company and the Consultant with respect to the subject matter hereof and supersedes all prior agreements and understandings between them in such regard.

        18. Counterparts; Facsimile Signatures. This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. Signatures exchanged by facsimile transmission shall be deemed to constitute original, manually-executed signatures and shall be fully binding.

        19. Headings. Headings of the Sections of this Agreement are for the convenience of the parties only and shall be given no substantive or interpretive effect whatsoever.

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        IN WITNESS WHEREOF, the parties have executed this Consulting Agreement as of the date first above written.

                                        COYOTE SPORTS, INC.,
                                         a Nevada corporation


                                        By: [signature appears here]
                                            --------------------------------
                                        Title: Chairman


                                        PARAGON COYOTE TEXAS LTD.,
                                         a Texas limited partnership

                                        By: Paragon Management Group, Inc.,
                                             a Texas corporation,
                                             General Partner


                                             By:
                                                 ---------------------------
                                                 Mark A. Pappas, President




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